                                                                   EXHIBIT 10.21


     _________________________________________________________________
     _________________________________________________________________


                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.



                                  $30,000,000

               11.28% SENIOR SUBORDINATED NOTES DUE JULY 23, 2006

                                      AND

                         COMMON STOCK PURCHASE WARRANTS



                                _______________

                SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
                                _______________


                           DATED AS OF JULY 23, 1998

     _________________________________________________________________
     _________________________________________________________________




NOTE:  This Agreement contains
confidentiality obligations
(paragraph 12H)

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                            Page
                                                                            ----
1. AUTHORIZATION OF ISSUE OF SECURITIES....................................    1
   1A. Authorization of Issue of Notes.....................................    1
   1B. Authorization of Issue of Warrants..................................    1

2. PURCHASE AND SALE OF SECURITIES.........................................    2
   2A. Purchase and Sale of Notes..........................................    2
   2B. Purchase and Sale of Warrants.......................................    2

3. CONDITIONS PRECEDENT....................................................    2
   3A. Certain Documents...................................................    2
   3B. Representations and Warranties; No Default; No Material Adverse
       Change..............................................................    5
   3C. Purchase Permitted By Applicable Laws...............................    5
   3D. Proceedings.........................................................    6
   3E. Related Proceedings.................................................    6
   3F. Consummation of Acquisition.........................................    6
   3G. Private Placement Number............................................    6
   3H. Fees................................................................    6

4. PREPAYMENTS.............................................................    7
   4A. Required Prepayments................................................    7
   4B. Optional Prepayment of Notes with Yield Maintenance Amount..........    7
       4B(1). Optional Prepayment of Notes.................................    7
       4B(2). Optional Prepayment of Notes Upon Material Public Offering...    8
   4C. Offer to Prepay Notes in the Event of a Change in Control...........    8
   4D. Partial Payments Pro Rata...........................................    9
   4E. Retirement of Notes.................................................   10

5. AFFIRMATIVE COVENANTS...................................................   10

   5A. Financial Statements................................................   10
   5B. Information Required by Rule 144A...................................   13
   5C. Inspection of Property..............................................   13
   5D. Covenant to Secure Notes Equally....................................   14
   5E. Taxes, Existence, Regulations, Property, Etc........................   14
   5F. Maintenance of Insurance............................................   14
   5G. Maintenance of Directors' and Officers' Insurance...................   14

   5H. ERISA Compliance....................................................   14
   5I. Maintenance of Committed Credit Facility............................   15
   5J. Collateral; New Subsidiaries; Foreign Subsidiaries..................   15
   5K. Enforcement of Acquisition Documents................................   17
   5L. Maintenance of Books of Record; Reserves............................   17

6. NEGATIVE COVENANTS......................................................   17
   6A. Financial Covenants.................................................   17
       6A(1). Total Debt to EBITDA Ratio...................................   17
       6A(2). Consolidated Net Worth.......................................   17
       6A(3). Current Ratio................................................   17
       6A(4). EBITDA to Consolidated Interest Expense and Preferred
              Dividends Ratio..............................................   17
       6A(5). EBITDA to Consolidated Interest Expense and Preferred
              Dividends plus Scheduled Principal Payments Ratio............   18
       6A(6). Priority Debt................................................   18
   6B. Limitation on Restricted Payments...................................   18
   6C. Liens, Indebtedness, and Other Restrictions.........................   18
       6C(1). Liens........................................................   18
       6C(2). Limitation on Indebtedness...................................   19
       6C(3). Loans and Investments........................................   19
       6C(4). Mergers, Consolidations and Acquisitions, Dispositions of
              Assets, etc..................................................   20
       6C(5). Limitation on Asset Dispositions.............................   20
       6C(6). Sale or Discount of Receivables..............................   21
       6C(7). Transactions With Affiliates.................................   21
       6C(8). Limitation on Sale-Leaseback Transactions....................   21
       6C(9). Prepayment of Certain Indebtedness...........................   21
   6D. Nature of Business..................................................   21
   6E. Certificates of Incorporation; Bylaws; Trade Names..................   21
   6F. Other Agreements....................................................   22
   6G. Limitation on Certain Restrictive Agreements........................   22
   6H. Prohibition Against Layering........................................   22
   6I. Limitation on Subsidiaries Activities...............................   22
   6J. Limitation on Issuance of Preferred Stock...........................   22

7. SUBORDINATION OF NOTES..................................................   23
   7A. Subordination.......................................................   23
   7B. Obligation of the Company Unconditional.............................   24
   7C. Subrogation.........................................................   25
   7D. Subordination Definitions...........................................   25

8.   EVENTS OF DEFAULT.....................................................   26
     8A. Acceleration......................................................   26
     8B. Rescission of Acceleration........................................   29
     8C. Notice of Acceleration or Rescission..............................   29
     8D. Other Remedies....................................................   29

9.   REPRESENTATIONS, COVENANTS AND WARRANTIES.............................   29
     9A. Organization and Qualification....................................   29
     9B. Financial Statements..............................................   30
     9C. Actions Pending...................................................   30
     9D. Outstanding Indebtedness..........................................   30
     9E. Title to Properties...............................................   31
     9F. Possession of Franchises, Licenses................................   31
     9G. Taxes.............................................................   31
     9H. Conflicting Agreements and Other Matters..........................   31
     9I. Authorized Capital Stock..........................................   32
     9J. Offering of the Securities........................................   32
     9K. Use of Proceeds...................................................   32
     9L. ERISA.............................................................   33
     9M. Governmental Consent..............................................   33
     9N. Environmental Compliance..........................................   33
     9O. Fiscal Year.......................................................   33
     9P. Disclosure........................................................   33
     9Q. Investment Company Act............................................   34
     9R. Acquisition Representations and Warranties........................   34

10.  REPRESENTATIONS OF THE PURCHASER......................................   34
     10A. Nature of Purchase...............................................   34
     10B. Source of Funds..................................................   34

11.  DEFINITIONS...........................................................   34
     11A. Yield Maintenance Terms..........................................   35
     11B. Other Terms......................................................   36
     11C. Accounting Principles, Terms and Determinations..................   50

12. MISCELLANEOUS.........................................................   50
    12A. Note Payments....................................................   50
    12B. Expenses.........................................................   51
    12C. Consent to Amendments............................................   51
    12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes...   51
    12E. Persons Deemed Owners; Participations............................   52
    12F. Survival of Representations and Warranties; Entire Agreement.....   52
    12G. Successors and Assigns...........................................   52
    12H. Disclosure to Other Persons......................................   53
    12I. Notices..........................................................   53
    12J. Payments Due on Non-Business Days................................   53
    12K. Satisfaction Requirement.........................................   54
    12L. Governing Law....................................................   54
    12M. Waiver of Jury Trial; Consent to Jurisdiction....................   54
    12N. Severability.....................................................   55
    12O. Descriptive Headings.............................................   55
    12P. Maximum Interest Payable.........................................   55
    12Q. Counterparts.....................................................   55

PURCHASER SCHEDULE

SCHEDULE 9A   --   LIST OF SUBSIDIARIES
SCHEDULE 9D   --   EXISTING DEBT AND LIENS
SCHEDULE 9H   --   LIST OF AGREEMENTS RESTRICTING DEBT
SCHEDULE 9I   --   LIST OF WARRANTS, OPTIONS AND CONVERTIBLE
                   SECURITIES
SCHEDULE 9K   --   USE OF PROCEEDS

EXHIBIT A  --  FORM OF NOTE
EXHIBIT B  --  FORM OF WARRANT
EXHIBIT C  --  FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT D  --  FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E  --  FORM OF GUARANTY AGREEMENT
EXHIBIT F  --  FORM OF MORTGAGE
EXHIBIT G  --  FORM OF PARTICIPATION RIGHTS AGREEMENT
EXHIBIT H  --  FORM OF PLEDGE AGREEMENT
EXHIBIT I  --  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT J  --  FORM OF SECURITY AGREEMENT

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                           5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS  77056



                                           As of July 23, 1998



The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

     $30,000,000 11.28% SENIOR SUBORDINATED NOTES DUE 2006
     COMMON STOCK PURCHASE WARRANTS

Ladies and Gentlemen:

  The undersigned, Boots & Coots International Well Control, Inc., a Delaware corporation (the "COMPANY"), hereby agrees with you as follows:

  PARAGRAPH 1. AUTHORIZATION OF ISSUE OF SECURITIES.

  1A. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its 11.28% senior subordinated notes in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature July 23, 2006, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at a rate of 11.28% per annum and on overdue payments at the rate specified therein; such 11.28% senior subordinated notes shall be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such 11.28% senior subordinated note delivered pursuant to any provision of this Agreement and each such 11.28% senior subordinated note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 11.

  1B. AUTHORIZATION OF ISSUE OF WARRANTS. The Company will also authorize the issue of its Common Stock Purchase Warrants (any such Common Stock Purchase Warrants which have been issued pursuant to this Agreement, and any such Common Stock Purchase Warrants which may be issued in substitution or exchange therefor, herein collectively called the "WARRANTS") evidencing rights to purchase from the Company an aggregate of 3,165,396 shares of the Company's common stock, par value $0.00001 per share (the "COMMON STOCK"), at an initial exercise price per share of

$6.70, at any time or from time to time after July 23, 2000 (subject to the exceptions set forth in section 1H of the Warrants), and prior to 5:00 p.m., New York City time, on the later of (i) July 23, 2008 and (ii) six months after the date the Notes are fully retired, all subject to the terms, conditions and adjustments set forth in the Warrants; such Warrants shall be substantially in the form of Exhibit B attached hereto.

  PARAGRAPH  2.  PURCHASE AND SALE OF SECURITIES.

  2A. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, Notes in the aggregate principal amount of $30,000,000 at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Baker & Botts, L.L.P. at 910 Louisiana, Houston, Texas 77002, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the letter from the Company described in paragraph 3A(xv), on the date of closing, which shall be July 23, 1998 or any other date on or before July 31, 1998 upon which the Company and you may mutually agree (the "CLOSING" or the "DATE OF CLOSING").

  2B. PURCHASE AND SALE OF WARRANTS. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Warrants evidencing rights to purchase an aggregate of 3,165,396 shares of Common Stock. The aggregate purchase price for the Warrants shall be $10.00. The Company will deliver to you, at the offices of Baker & Botts, L.L.P. at 910 Louisiana, Houston, Texas 77002, one or more Warrants, registered in your name, evidencing rights to purchase an aggregate of 3,165,396 shares of Common Stock, such Warrant or Warrants to evidence rights to purchase the number of shares of Common Stock specified in the Purchaser Schedule attached hereto, against payment of the purchase price for the Warrants by transfer of immediately available funds for credit to the Company's account specified in the letter from the Company described in paragraph 3A(xv), on the Date of Closing.

  PARAGRAPH  3.  CONDITIONS PRECEDENT.

  3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Securities to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

      3A.       CERTAIN DOCUMENTS.  You shall have received the following, each dated the Date of Closing (unless a different date is indicated below), and each in form, scope and substance satisfactory to you:

          (i)  the Notes to be purchased by you;

          (ii) the Warrants to be purchased by you;

          (iii) certified copies of the resolutions of the Board of Directors of each of the Transaction Parties approving each of the Subordinated Note Documents to which each is a party, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each of the Subordinated Note Documents to which each is a party;

          (iv) a certificate of the Secretary or an Assistant Secretary of each of the Transaction Parties certifying the names and true signatures of the officers of such Transaction Party authorized to sign the Subordinated Note Documents to which it is a party and the other documents to be delivered hereunder by such Transaction Party;

          (v) certified copies of the Certificate or Articles of Incorporation (certified by the Secretary of State or other governmental authority, as applicable, within 10 Business Days of the Date of Closing) and bylaws, each as amended to date, of each of the Transaction Parties;

          (vi) a favorable opinion of Brown, Parker & Leahy, L.L.P., counsel to the Transaction Parties, substantially in the form of Exhibit C attached hereto;

          (vii) a favorable opinion of Baker & Botts, L.L.P., who are acting as special counsel for you in connection with this transaction, as to such matters incident to the matters herein contemplated as you may reasonably request;

          (viii) reliance letters in respect of all legal opinions delivered in connection with the Acquisition and the other transactions related thereto;

          (ix) certified copies of Requests for Information or Copies (Form UCC-
     11) or equivalent reports, dated within 20 days of the Date of Closing, listing all effective financing statements which name any of the Transaction Parties or the Acquired Company (under any of their present names and any previous names) as debtor and which are filed in all jurisdictions in which any of the Transaction Parties or the Acquired Company own property or conduct business, together with copies of such financing statements;

          (x) the Registration Rights Agreement, duly executed and delivered by the Company;

          (xi) the Participation Rights Agreement, duly executed and delivered by the Company and the Company's stockholders parties thereto;

          (xii) certified copies of each of the Acquisition Documents, the terms and conditions of which shall be reasonably satisfactory to you and in full force and effect and shall not have been amended, modified or waived except with your prior consent;

          (xiii) copies of (a) a pro forma consolidated balance sheet for the Transaction Parties as at the Closing Date, reflecting the issuance of the Notes hereunder, the issuance of the Indebtedness under the Bridge Loan Agreement, and the consummation of the Acquisition, certified by an authorized financial officer of the Company and (b) good-faith management projections and pro forma financial statements for the Transaction Parties for fiscal years 1998 through 2002;

          (xiv) Guaranty Agreements, duly executed and delivered by each Domestic Subsidiary of the Company;

          (xv) written instructions from a Responsible Officer of the Company, set forth on the Company's letterhead, authorizing and directing you to pay the purchase price of the Securities by transfer of immediately available funds for credit to the bank account of the Company identified in such instructions;

          (xvi) a letter from each of (a) the Chairman of the Company and (b) an authorized representative of the Company's financial advisors with respect to the issuance of the Contemplated Preferred Stock, that describe, in scope and substance satisfactory to you, the progress made as of the Date of Closing toward the issuance of the Contemplated Preferred Stock.

          (xvii) the Security Documents, duly executed and delivered by each of the Company and the other Transaction Parties thereto;

          (xviii) all Uniform Commercial Code financing statements deemed necessary or appropriate by you to perfect the Liens in favor of the Collateral Agent arising under the Security Documents, duly executed and delivered by the appropriate Transaction Parties, to be recorded with the appropriate filing offices;

          (xix) evidence satisfactory to you and your special counsel that the Company or one of its Subsidiaries has good and marketable title to the real property encumbered by the Mortgages and that the Collateral Agent possesses mortgage liens with respect to such real property, which evidence may include, without limitation, mortgagee policies of the title insurance, title reports and title opinions;

          (xx) certificates of insurance naming the Collateral Agent as loss payee and the Collateral Agent and all holders of Notes as additional insureds, as required by paragraph 5F;

          (xxi) the Bridge Loan Documents, duly executed and delivered by each of the Company and the other Transaction Parties thereto;

          (xxii) evidence satisfactory to you and your special counsel that (a) all Indebtedness of the Company and any Transaction Party to Geneva Associates, L.L.C. or to Main Street Merchant Partners II, L.P., and any Liens with respect thereto, have been transferred to Larry H. Ramming pursuant to the terms of the Assigned Loan Documents, (b) all Liens securing Indebtedness of the Company or any Transaction Party to Larry H. Ramming have been transferred to Prudential Securities Credit Corporation pursuant to the Assigned Loan Documents, (c) all Indebtedness of the Company and any Transaction Party to Prudential Securities Credit Corporation, and any Liens with respect thereto, have been transferred to you pursuant to the Bridge Loan Documents and (d) that all Indebtedness of the Company or any Transaction Party to Prudential Securities Credit Corporation, and any Liens with respect thereto, have been terminated, and you shall have received all UCC termination statements or other documentation necessary or required by you or your special counsel to effectuate or evidence the requirements of the foregoing clauses (a) thought (d); and

          (xxiii) copies of all Assigned Loan Documents, certified as true, complete and correct by a Responsible Officer;

          (xxiv) copies of all stock certificates of the Company subject to the Participation Rights Agreement legended pursuant to the Participation Rights Agreement;

          (xxv) evidence satisfactory to you and your special counsel that Arizona Securities Group, Inc. and Paradise Valley Securities Group, Inc. have each waived its right to enforce the provisions of that certain Placement Agent Agreement, dated August 7, 1997, that restrict the Company's ability to issue the Warrants and you shall and your special counsel be satisfied that the execution and delivery of the Warrants does not, and the sale of the Common Stock thereunder will not, conflict with the terms of such agreement (after giving effect to the waiver required hereby).

     3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT; NO MATERIAL ADVERSE CHANGE. The representations and warranties of the Company and each of the other Transaction Parties contained in this Agreement, the other Subordinated Note Documents and in the Acquisition Documents shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; there shall exist or have occurred no condition, event or act which could reasonably be expected to have a Material Adverse Effect and the Company and each of the other Transaction Parties shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

     3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for, the Securities to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the

Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation U or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

  3D.          PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

  3E.        RELATED PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with (i) the Acquisition, (ii) the execution and delivery of, and performance under, the Bridge Loan Agreement and the other Bridge Loan Documents, (iii) the assignment, termination or release of the Indebtedness of the Company or any Transaction Party (other than Indebtedness owing to Larry H. Ramming), and any Liens relating thereto, under any of the Assigned Loan Documents and (iv) the other transactions contemplated thereby, and all documents incident thereto, shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

  3F.        CONSUMMATION OF ACQUISITION.  You shall have received satisfactory evidence that the Acquisition has been consummated prior to or concurrently with issuance of the Securities pursuant to and in accordance with the terms and conditions of the Acquisition Documents (no material terms thereof having been amended, supplemented, waived or otherwise modified without your prior written consent).

  3G.        PRIVATE PLACEMENT NUMBER.  Private Placement numbers issued by
Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes and for the Warrants.

  3H.        FEES.  (i) You shall have received (a) the structuring fee with respect to this Agreement in the amount of $150,000 (b) the structuring fee with respect to the Bridge Loan Agreement in the amount of $75,000 and (c) all other fees which are due and payable on or before the Closing Date pursuant to any written agreement between the Company and you, and (ii) without limiting the provisions of paragraph 12B, your special counsel shall have received its fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company at least one Business Day prior to the Closing.

 PARAGRAPH  4.  PREPAYMENTS.

  4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the prepayments specified in paragraphs 4A, 4B and 4C.

  4A.        REQUIRED PREPAYMENTS.  Until the Notes shall be paid in full, the
Company shall apply to the prepayment of the Notes, without premium, the sum of $6,000,000 on July 23 in each of the years 2002, 2003, 2004 and 2005, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

  4B.        OPTIONAL PREPAYMENT OF NOTES WITH YIELD MAINTENANCE AMOUNT.

      4B(1).       OPTIONAL PREPAYMENT OF NOTES.

          (i) The Notes shall be subject to prepayment, on any Business Day after the date hereof, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date and the Yield Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B(1) shall be applied in satisfaction of required prepayments of principal under paragraph 4A in inverse order of their scheduled due dates.

          (ii) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4B(1) not less than ten Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4B(1). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4B(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. On the Business Day preceding the date of prepayment the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

      4B(2).  OPTIONAL PREPAYMENT OF NOTES UPON MATERIAL PUBLIC OFFERING.

          (i) In connection with a Material Public Offering, up to 35% of the principal amount of Notes originally issued shall be subject to prepayment with the proceeds of such Material Public Offering, on any Business Day that is 30 Business Days after the closing of such Material Public Offering, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B(2) shall be applied in satisfaction of required prepayments of principal under paragraph 4A in inverse order of their scheduled due dates.

          (ii) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4B(2) not less than ten Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4B(2). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4B(2), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. On the Business Day preceding the date of prepayment the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

      4C.        OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL.

          (i) Notice of Impending Change in Control. The Company will not take any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of Notes written notice of such impending Change in Control.

          (ii) Notice of Occurrence of Change in Control.   The Company will,
     within five Business Days after obtaining Knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (iii) of this paragraph 4C and shall be accompanied by the certificate described in clause (vi) hereof.

          (iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 4C, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

          (iv) Rejection; Acceptance. A holder of Notes may accept the offer made pursuant to this paragraph 4C to prepay all, but not less than all, the Notes held by such holder by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4C shall be deemed to constitute a rejection of such offer by such holder.

          (v) Prepayment; Reduction of Required Prepayments. Prepayment of the Notes to be prepaid pursuant to this paragraph 4C shall be at 100% of the principal amount of such Notes, plus the Yield Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date. Upon any partial prepayment of Notes pursuant to this paragraph 4C, the principal amount of the required prepayment of the Notes becoming due under paragraph 4A on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of Notes is reduced as a result of such prepayment.

          (vi) Officer's Certificate. Each offer to prepay the Notes pursuant to this paragraph 4C shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4C; (c) the principal amount of each Note offered to be prepaid; (d) the estimated Yield Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment) and the details of such calculation; (e) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (f) that the conditions of this paragraph 4C have been fulfilled; and (g) in reasonable detail, the nature and date of the Change in Control.

      4D.    PARTIAL PAYMENTS PRO RATA.  Upon any partial prepayment of Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of Notes pursuant to paragraph 4C, the principal amount so prepaid shall be allocated to all Notes at the time outstanding and held by holders who have accepted the Company's offer of prepayment made pursuant to paragraph 4C in proportion to the respective outstanding principal amounts thereof.

  4E.        RETIREMENT OF NOTES.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 8A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

  PARAGRAPH  5.  AFFIRMATIVE COVENANTS.

  5.  AFFIRMATIVE COVENANTS.

  So long as any Note shall remain unpaid (or, if no Note shall remain unpaid but any Warrant shall remain outstanding, (i) if at the time in question the Common Stock is listed or admitted to trading on any national securities exchange or is traded in the over-the-counter market and is subject to bid and asked prices with respect thereto being quoted in the NASDAQ National Market, then only with respect to the covenants of the Company set forth in paragraphs 5A(i), (ii) and (iii) and 5B, or (ii) if the Common Stock is not so listed, admitted to trading or subject to such bid and asked prices being so quoted, then only with respect to the covenants of the Company set forth in paragraphs 5A, 5B and 5C) the Company covenants that:

  5A. FINANCIAL STATEMENTS. The Company will deliver to each holder in duplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financialofficer of the Company, subject to changes resulting from year-end adjustment; provided, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q or 10-QSB, as the case may be, of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K or 10-KSB, as the case may be, of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) as soon as practicable and in any event within five Business Days after obtaining Knowledge (a) of any condition or event which, in the opinion of management of the Company, would have a Material Adverse Effect,
     (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (iii) of paragraph 8A,
     (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $500,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable or (d) of any regulatory proceeding which may have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

          (vi) (a) within five Business Days after receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (b) if requested by any holder of the Notes, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (c) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an authorized officer of the Company or the applicable member of the Controlled Group specifying the nature thereof, what action the Company or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto,
     (d) promptly after the filing or receiving thereof by the Company or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (e) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or
     Section 412 of the Code promptly after the request is submitted by the Company or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be;

          (vii) promptly upon delivery thereof to the Bank, copies of all such notices, reports and other materials which the Company or any Subsidiary is required under the Credit Agreement to deliver to the Bank;

          (viii) promptly upon completion thereof on an annual basis within 60 days following each fiscal year end, a copy of each operating budget and projection of financial performance prepared by or for the Company or any of its Subsidiaries;

          (ix) within five Business Days after the removal or resignation of, or the death or disability of any Executive Officer or Responsible Officer or senior firefighter of the Company or any of its Subsidiaries, written notice thereof, together with information in reasonable detail with respect thereto; and

          (x) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate in the form of Exhibit D attached hereto demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6C(2), 6C(3)and 6C(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

  The Company also covenants that immediately after obtaining Knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

  5B.        INFORMATION REQUIRED BY RULE 144A.  The Company will, upon the request of the holder of any Security, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes or Warrants, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

  5C.        INSPECTION OF PROPERTY.  The Company will permit any Person designated by any Significant Holder in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such Significant Holder's expense, to visit and inspect, on behalf of such holder, any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request; provided, that such Significant Holder and such other Person shall have agreed to comply with the confidentiality provisions set forth in paragraph 12H.

  5D.        COVENANT TO SECURE NOTES EQUALLY.  The Company will, if it or any
Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

  5E.        TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC.  The Company will at all times, except where failure or noncompliance could not reasonably be expected to have a Material Adverse Effect: (i) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (ii) do all things necessary to preserve its existence, qualifications, rights and franchises; (iii) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, and
(iv) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

  5F.        MAINTENANCE OF INSURANCE.  The Company will carry and maintain, and cause each Subsidiary to carry and maintain, insurance (subject to customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses. The Collateral Agent and all holders of Securities shall be named as additional insureds, and the Collateral Agent shall be named as loss payee, on each insurance policy obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses.

  5G.        MAINTENANCE OF DIRECTORS' AND OFFICERS' INSURANCE.  The Company
will carry and maintain directors' and officers' liability insurance in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses which, in any event, shall be in at least such amounts (subject to customary deductibles and retentions) and against such liabilities and by such methods as are maintained by the Company as of the Date of Closing.

  5H.         ERISA COMPLIANCE. To the extent required under applicable
statutory funding requirements, the Company will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect. The Company covenants that it shall and shall cause each member of the Controlled Group to (i) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (ii) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (iii) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect.

  5I.        MAINTENANCE OF COMMITTED CREDIT FACILITY.  The Company will at all times after the earlier of (i) January 6, 1999 or (ii) the effective date of the initial Credit Agreement maintain a committed revolving credit facility of not less than $2,500,000 and maintain its ability to satisfy all conditions precedent to its ability to obtain advances thereunder, and the remaining commitment period with respect to such facility shall at all times be at least 12 months.

  5J.     COLLATERAL; NEW SUBSIDIARIES; FOREIGN SUBSIDIARIES.

          (i) It is the intent of the parties that all obligations of the Company and its Subsidiaries under the Subordinated Note Documents shall be secured by, among other things, substantially all the property and assets (whether now existing or hereafter acquired) of the Company and its Domestic Subsidiaries and Significant Foreign Subsidiaries and, during the existence of a Default or an Event of Default, each Subsidiary (in each case, whether now existing or hereafter acquired or created), including, without limitation, real property and other properties acquired subsequent to the Date of Closing and whether owned by existing Subsidiaries or by subsequently acquired or organized Subsidiaries.

          (ii) At its expense the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, any and all documents, financing statements, agreements and instruments, and take all action (including, without limitation, filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and any notices or other documents customarily filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office) that may be required under applicable law, or that the Required Holders or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Subordinated Note Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or purported to be created by the Security Documents or in order to effectuate the intent of the parties set forth in clause (i) of this paragraph 5J.

          (iii) At the cost and expense of the Company, the Company will (a) cause each subsequently acquired or organized Domestic Subsidiary (contemporaneously with such acquisition or organization) to execute and deliver a Guaranty Agreement in favor of the holders of the Notes and each Security Document that the Collateral Agent or the Required Holders may request in order to grant the Collateral Agent a valid, perfected pledge or security interest in the assets and properties, including, without limitation, the capital stock or other equity interest of such Domestic Subsidiary in its Domestic Subsidiaries, (b) cause any Domestic Subsidiary that has not executed a Pledge Agreement and that itself has a subsequently acquired or organized Domestic Subsidiary to execute and deliver a Pledge Agreement pledging all of the capital stock or other equity interests of such subsequently acquired or organized Domestic Subsidiary in favor of the Collateral Agent and (c) pursuant to any applicable Pledge Agreement of the Company or a Subsidiary, deliver, or cause such Subsidiary to deliver, to the Collateral Agent the certificates, stock powers and notices required by such Pledge Agreement with respect to such subsequently acquired or organized Domestic Subsidiary (or take or cause such Subsidiary to take such other actions as are necessary to provide the Collateral Agent with a perfected pledge of, or security interest in, the capital stock or other equity interests of such subsequently acquired or organized Domestic Subsidiary that is the subject of such Pledge Agreement).

          (iv) At the cost and expense of the Company and upon the request of the Collateral Agent or the Required Holders, the Company will (a) cause each Significant Foreign Subsidiary (or, during the existence of a Default or an Event of Default, any Subsidiary) to execute and deliver a Guaranty Agreement, in favor of the holder of the Notes, and each Security Document that the Collateral Agent or the Required Holders may request in order to grant the Collateral Agent a valid, perfected pledge or security interest in the assets and properties, including, without limitation, the capital stock or other equity interest owned by such Significant Foreign Subsidiary in its own Subsidiaries, (b) cause any Subsidiary that has not executed a Pledge Agreement and that itself has a Significant Foreign Subsidiary (or, during the existence of a Default or an Event of Default, a Subsidiary that is not a Domestic Subsidiary) to execute and deliver a Pledge Agreement pledging all of the capital stock or other equity interests of such Subsidiary in favor of the Collateral Agent and (c) pursuant to any applicable Pledge Agreement of the Company or a Subsidiary, deliver or cause such Subsidiary to deliver to the Collateral Agent the certificates, stock powers and notices required by such Pledge Agreement with respect to such Subsidiary (or take or cause such Subsidiary to take such other actions as are necessary to provide the Collateral Agent with a perfected pledge of or security interest in the capital stock or other equity interests of the Subsidiary covered by such Pledge Agreement).

          (v) Any security interests and Liens granted by the Company and its Subsidiaries pursuant to this paragraph 5J will be created under the Security Documents and any other security agreements, mortgages, deeds of trust, other instruments and documents in form, scope and substance satisfactory to the Required Holders and the Collateral Agent and, at its expense, the Company will deliver or cause to be delivered to the Collateral Agent, all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys and lien searches or searches for liens on encumbrances upon intellectual property) as the Required Holders or the Collateral Agent shall reasonably request to evidence compliance with this paragraph 5J. The Company agrees to provide from time to time such evidence as the Required Holders or the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

  5K.        ENFORCEMENT OF ACQUISITION DOCUMENTS.  The Company will enforce, and will cause each of its Subsidiaries parties thereto to enforce (except where failure to so enforce could not have a Material Adverse Effect), all covenants, agreements and other obligations contained in the Acquisition Documents which are binding upon the other parties thereto and which survive the consummation of the Acquisition, including, without limitation, all indemnification obligations.

  5L.        MAINTENANCE OF BOOKS OF RECORD; RESERVES.  The Company, both individually and on a consolidated basis, will keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

  PARAGRAPH  6.  NEGATIVE COVENANTS.

  6.  NEGATIVE COVENANTS.   So long as any Note shall remain unpaid the Company
covenants that:

  6A.        FINANCIAL COVENANTS.  The Company will not permit:

           6A(1). TOTAL DEBT TO EBITDA RATIO. At any time during the period set forthbelow, the ratio of Total Debt to EBITDA for the four fiscal quarters most recently ended, commencing with the four fiscal quarters ended on June 30, 1998, to be greater than the ratio set forth opposite such period below:

     Period                                                      Maximum Ratio
     ------                                                      -------------

     Date of Closing through June 30, 1999                       4.25 to 1.00
     July 1, 1999 through June 30, 2000                          3.75 to 1.00
     July 1, 2000 through June 30, 2001                          3.50 to 1.00
     July 1, 2001 until all Notes have been paid                 3.25 to 1.00

           6A(2). CONSOLIDATED NET WORTH. At any time Consolidated Net Worth to be less than the sum of (i)$17,476,800 plus (ii) 75% of any Net Equity Proceeds plus (iii) the cumulative total of 80% of Consolidated Net Income for each fiscal quarter after the Date of Closing in which Consolidated Net Income is positive.

           6A(3). CURRENT RATIO. At any time, the ratio of (i)(a) Consolidated Current Assets plus (b) the unused commitments, if any, under the Credit Agreement to (ii) Consolidated Current Liabilities to be less than 1.00 to 1.00.

           6A(4). EBITDA TO CONSOLIDATED INTEREST EXPENSE AND PREFERRED DIVIDENDS RATIO. At any time, the ratio of EBITDA to Consolidated Interest Expense and Preferred

     Dividends, each for the four fiscal quarters most recently ended, to be greater than 1.75 to 1.00.

           6A(5). EBITDA TO CONSOLIDATED INTEREST EXPENSE AND PREFERRED DIVIDENDS PLUS SCHEDULED PRINCIPAL PAYMENTS RATIO. At any time, the ratio of EBITDA to Consolidated Interest Expense and Preferred Dividends, plus Scheduled Principal Payments, each for the four fiscal quarters most recently ended, to be greater than 1.25 to 1.00.

           6A(6). PRIORITY DEBT. At any time, Priority Debt to exceed 5% of Consolidated Net Worth.

  6B.        LIMITATION ON RESTRICTED PAYMENTS.  The Company will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment.

  6C.        LIENS, INDEBTEDNESS, AND OTHER RESTRICTIONS.  The Company will not and will not permit any Subsidiary to:

           6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

               (i) Liens in favor of the Collateral Agent securing the Notes and the payment, performance and observance of the other obligations under this Agreement and the other Subordinated Note Documents;

               (ii) Liens securing Senior Debt of the Company and its Subsidiaries to the Senior Lenders under the applicable Senior Loan Agreement and other Senior Loan Documents;

               (iii) Liens on property of the Company and its Subsidiaries outstanding on the Date of Closing, described in Schedule 9D attached hereto, and securing Indebtedness permitted by paragraph 6C(2);

               (iv) statutory Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or purchase, construction or sales contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; provided in each case, that the obligation secured is not overdue;

               (v) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or its Subsidiaries after the Date of Closing, provided, that any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and

               (vi) Liens securing the Permitted Subordinated Debt so long as the Liens granted pursuant to the Security Documents, that secure payment and performance of this Agreement, the Notes and the other Subordinated Note Documents, remain in effect.

           6C(2). LIMITATION ON INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness other than:

               (i) Indebtedness incurred pursuant to this Agreement, as evidenced by the Notes, and the guaranty obligations of the Company's Subsidiaries with respect thereto;

               (ii) Indebtedness incurred pursuant to the applicable Senior Loan Agreement not in excess of $55,000,000 and the guaranty obligations of the Company's Subsidiaries with respect thereto;

               (iii) trade payables and current Indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business;

               (iv) Indebtedness of the Company and its Subsidiaries outstanding on the Date of Closing and described in Schedule 9D attached hereto;

               (v) Indebtedness secured by the Liens permitted pursuant to clause (v) of paragraph 6C(1); and

               (vi) the Permitted Subordinated Debt.

           6C(3). LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (i) Permitted Investments; (ii) normal and reasonable advances in the ordinary course of business to officers and employees; (iii) accounts receivable and accounts payable arising in the ordinary course of business; (iv) deposits in money market funds investing exclusively in Permitted Investments; (v) Investments disclosed in the financial statements delivered pursuant to paragraph 5A;
     (vi) routine advances by any Transaction Party to another Transaction Party (or any Subsidiary of a Transaction Party) in the ordinary course of business other than Investments, not to exceed $500,000 in the aggregate at any time; and (vii) other Investments not to exceed $500,000 in the aggregate at any time.

           6C(4). MERGERS, CONSOLIDATIONS AND ACQUISITIONS, DISPOSITIONS OF ASSETS, ETC. (i) In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve provided that any Subsidiary of the Company may liquidate, dissolve or take action to wind-up its operations if (1) the Company determines such action to be in the best interests of the Company and its Subsidiaries, (2) liquidating dividends are paid to the Company, and (3) the Company gives the holder of each Note and the Collateral Agent written notice of such action at least thirty (30) days prior to taking such action; (b) be a party to any merger or consolidation unless and so long as (1) no Default or Event of Default has occurred that is then continuing, (2) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default or an Event of Default, (3) a Transaction Party is the surviving Person (provided, that the Company must be the surviving Person in a merger or consolidation that involves the Company); (4) the surviving Person ratifies and assumes each Subordinated Note Document to which any party to such merger was a party, and (5) the holder of each Note and the Collateral Agent are given at least 30 days' prior notice of such merger or consolidation; or (c) except for Liens securing Senior Debt of the Company and its Subsidiaries to the Senior Lenders under the applicable Senior Loan Agreement and other Senior Loan Documents and Liens in favor of the Collateral Agent, pledge, transfer or otherwise dispose of any equity interest in any of the Company's Subsidiaries or any Indebtedness of any of the Company's Subsidiaries or issue or permit any Subsidiary of the Company to issue any additional equity interest other than stock dividends subject to a Lien in favor of the Collateral Agent or the Senior Lenders under the applicable Senior Loan Agreement or the other Senior Loan Documents or (ii) acquire any real Property or any material personal Property after the Date of Closing with respect to which the aggregate consideration for a single transaction in the form of cash and assumed Indebtedness would exceed $5,000,000.

           6C(5). LIMITATION ON ASSET DISPOSITIONS. Except as permitted under paragraph 6C(4), make or permit to be made in any consecutive twelve month period, any Asset Disposition or series of Asset Dispositions that, individually or in the aggregate, involve more than 3% of the Consolidated Tangible Assets of the Company and its Subsidiaries as determined on last day of the most recently ended fiscal quarter.

           6C(6). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable, except notes or accounts receivable the collection of which is doubtful in accordance with GAAP.

           6C(7). TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6C(7), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

           6C(8). LIMITATION ON SALE-LEASEBACK TRANSACTIONS. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary (each such arrangement, a "SALE-LEASEBACK TRANSACTION").

           6C(9). PREPAYMENT OF CERTAIN INDEBTEDNESS. Pay, purchase, prepay, acquire or otherwise retire prior to maturity or in violation of the provisions of that certain Subordination Agreement, dated as of July 23, 1998, between Larry H. Ramming and you, in whole or in part, any Indebtedness of the Company to Larry H. Ramming unless (i) such Indebtedness is prepaid out of the proceeds of the Credit Agreement or the issuance of the Permitted Subordinated Debt or the Contemplated Preferred Stock and (ii) no Default or Event of Default exists either immediately prior to, or after giving effect to, such prepayment.

  6D.        NATURE OF BUSINESS.  The Company will not and will not permit any
Subsidiary to change the nature of its business or enter into any business which is substantially dissimilar from the businesses in which it is presently engaged or presently proposes to engage as described in public filings of the Company as of the date hereof.

  6E.         CERTIFICATES OF INCORPORATION; BYLAWS; TRADE NAMES.  The Company
will not and will not permit any Subsidiary to amend, alter, modify or restate its Certificate of Incorporation or bylaws in any way which would (i) change its corporate name or adopt a trade name, or (ii) in any manner adversely affect the obligations or covenants of the Company and its Subsidiaries hereunder or under any of the other Subordinated Note Documents.

  6F.        OTHER AGREEMENTS.  The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any agreement (i) which would cause a Default or Event of Default hereunder or (ii) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries hereunder or under any of the other Subordinated Note Documents.

  6G.        LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS.  The Company will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any contractual obligation, other than the applicable Senior Loan Agreement and the other Senior Loan Documents and the Subordinated Note Documents, which in any way restricts the ability of the Company or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, (ii) make any prepayments or purchases of the Notes required under this Agreement, (iii) make any dividends or distributions, or any payments required under this Agreement or any other Subordinated Note Document or (iv) transfer any of its property or assets (whether as a dividend or otherwise) to the Company or a Wholly Owned Subsidiary of the Company.

  6H.        PROHIBITION AGAINST LAYERING.  The Company will not and will not permit any Subsidiary to incur, create, issue, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness (including, without limitation, Indebtedness permitted pursuant to paragraphs 6A and 6C(2)), that is subordinate or junior in right of payment to any Senior Debt or any Guarantee in respect thereof other than Permitted Subordinated Debt.

  6I.        LIMITATION ON SUBSIDIARIES ACTIVITIES.  (i) The Company will not permit any Subsidiary to issue any Voting Stock of such Subsidiary or other equity interest in such Subsidiary except to the Company or a Wholly Owned Subsidiary, (ii) the Company will not and will not permit any Subsidiary to sell or transfer any Indebtedness or Voting Stock of another Subsidiary or other equity interests in such other Subsidiary except to the Company or a Wholly Owned Subsidiary and (iii) the Company will not and will not permit any Subsidiary to form, create or acquire any Subsidiary, except that the Company may (subject to the other provisions of this Agreement) form, create or acquire a Wholly Owned Subsidiary so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (b) such Subsidiary (and, where applicable, the Company) shall execute and deliver a Guaranty Agreement and such Security Documents as the Required Holders may reasonably require, and (c) the holder of each Note and the Collateral Agent is given at least 30 days' prior notice of such formation, creation or acquisition.

  6J.         LIMITATION ON ISSUANCE OF PREFERRED STOCK.  At any time prior to
July 23, 1999, the Company will not issue, and will not permit to remain outstanding, any shares of capital stock of the Company that are entitled to preference or priority over any other shares of the capital stock of the

Company in respect of payment of dividends or distribution of assets upon liquidation other than the Existing Preferred Stock and the Contemplated Preferred Stock.

 PARAGRAPH  7.  SUBORDINATION OF NOTES.

  7.  SUBORDINATION OF NOTES.

  7A.        SUBORDINATION.  Anything in this Agreement to the contrary notwithstanding, the indebtedness evidenced by the Notes, for the principal, Yield Maintenance Amount, if any, and interest, shall be subordinate and junior to the extent set forth in subparagraphs (i) to (v), inclusive, below, to all Senior Debt.

          (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full before any payment of or on account of principal, Yield Maintenance Amount, if any, or interest is made by the Company upon the Notes.

  The consolidation of the Company with, or the merger of the Company with or into, another corporation or entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation or entity upon the terms and conditions provided in paragraph 6C(4) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this paragraph if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in paragraph 6C(4).

          (ii) In any of the proceedings referred to in subparagraph (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full; provided, however, that

               (a) if the payment or delivery by the Company of such cash, property, stock or obligations to the holders of the Notes is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to Senior Debt, and made in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery by the Company of such cash, property, stock or obligations payable or deliverable with respect to the Notes shall be made to the holders of Senior Debt; and

               (b) no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this paragraph 7 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

          (iii) If the Company shall default in the payment of any principal of or interest on any Senior Debt in an amount in excess of $250,000 owing under any single instrument when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until the date on which such default shall have been remedied by payment in full or waived, no holder of the Notes shall accept or receive any direct or indirect payment of or on account of any indebtedness in respect of the Notes.

          (iv) Upon the occurrence and during the continuance of any Default Subordination Event (other than under circumstances when the terms of subparagraph (i) above are applicable), no holder of the Notes shall accept or receive any direct or indirect payment by set-off or otherwise of or on account of any indebtedness in respect of the Notes during the Stand-Still Period, provided that (a) there shall be no more than two Stand-Still Periods during the term of the Notes and only one in any period of 365 consecutive days and (b) in the case of any payment on or in respect of any Notes which would (in the absence of any such Default Subordination Event) have been due and payable on any date during such Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such payment on or after the date immediately following the termination of such Stand-Still Period.

          (v) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes in contravention of any of the terms of this paragraph 7 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Debt.

  7B.        OBLIGATION OF THE COMPANY UNCONDITIONAL.  The provisions of this paragraph 7 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Yield Maintenance Amount, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Notes (including, without limitation, the right to demand payment and sue for performance hereof and of the Notes and to accelerate the maturity thereof as provided in paragraph 8A), subject to the rights, if any, under this paragraph 7 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes.

  7C.        SUBROGATION.  Upon full and final payment of Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt until the principal of and Yield Maintenance Amount, if any, and interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled (except for the provisions of paragraph 7A(ii) above) shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Debt.

  7D.        SUBORDINATION DEFINITIONS.

     "DEFAULT SUBORDINATION EVENT" shall mean the existence of all of the following: (i) a Subordination Event of Default shall have occurred and be continuing in respect of any Senior Debt, (ii) the holders of the Notes shall have received a notice from or on behalf of any holder of such Senior Debt identifying each Subordination Event of Default which has occurred and is continuing and that such notice constitutes a "DEFAULT SUBORDINATION NOTICE" and
(iii) no other Default Subordination Notice shall have been delivered by any holder of Senior Debt within the 365 day period immediately preceding the giving of such notice; provided that no fact or circumstances or a Subordinated Event of Default existing on the date of such Default Subordinated Notice may be used as a basis for any subsequent Default Subordination Notice. The "STAND-STILL PERIOD" relating to any Default Subordination Event shall be deemed to continue until the earlier of (x) the Subordination Event of Default under the Senior Debt giving rise thereto shall have been cured or waived, (y) a period of 90 days shall have elapsed from the giving of the Default Subordination Notice relating thereto and (z) the maturity of such Senior Debt shall have been accelerated.

     "SENIOR DEBT" shall mean Indebtedness for borrowed money, principal, interest and premium, if any, outstanding under the applicable Senior Loan Agreement not incurred in violation of any covenant contained in this Agreement.

     "SUBORDINATION EVENT OF DEFAULT" shall mean (i) any default in the payment of any principal or interest on any Senior Debt in an amount of $250,000 or less owing under any single instrument when the same becomes due and payable, or (ii) any event of default under any agreement evidencing Senior Debt arising as a result of a breach of covenants which would entitle the holders of such Senior Debt to accelerate the obligations under such Senior Debt.

  PARAGRAPH  8.  EVENTS OF DEFAULT.

  8.  EVENTS OF DEFAULT.

  8A.        ACCELERATION.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield Maintenance Amount payable with respect to any Note, in either case, when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

          (iii) the Company or any Subsidiary (a) defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration (or sale to the Company or any Subsidiary) shall occur and be continuing exceeds $2,500,000; or

          (iv) any representation or warranty made by the Company or any of its Subsidiaries herein or in any of the other Subordinated Note Documents, or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6; or

          (vi) the Company or any Subsidiary fails to perform or observe any other agreement, covenant, term or condition contained herein or in any of the other Subordinated Note Documents and such failure continues unremedied for a period of 30 days after (a) notice thereof is given by the holder of any Note to the Company or (b) the Company otherwise obtains Knowledge of such default, whichever is earlier; or

          (vii) the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any Tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing 10% or more of the Consolidated Net Worth, or the divestiture of assets or stock of a Significant Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xiii) any judgment or order, or series of judgments or orders, in an amount in excess of $500,000, is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) any Termination Event with respect to a Plan shall have occurred and, within 30 days after the occurrence thereof, (a) such Termination Event (if correctable) shall not have been corrected and (b) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $1,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (xv) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000; or

          (xvi) any Guaranty Agreement shall for any reason cease to be valid and binding on the applicable guarantor or any party to a Guaranty Agreement states to any holder of a Note or asserts in writing that the applicable Guaranty Agreement is not valid and binding on such guarantor; or

          (xvii) any Security Document shall for any reason cease to be valid and binding on the Company or any Subsidiary that is a party thereto, the Company or any Subsidiary that is a party to a Security Document states to any holder of a Note or asserts in writing that the applicable Security Document is not valid and binding against it or any Security Document shall for any reason cease to create a valid, perfected Lien in all or a substantial portion of the Collateral purported to be covered thereby;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 8A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 8A, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 8A, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provisions for payment of the Yield Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default are intended to provide compensation for the deprivation of such right under such circumstances.

  8B.        RESCISSION OF ACCELERATION.  At any time after any or all of the
Notes shall have been declared immediately due and payable pursuant to paragraph 8A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of the Notes which has become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

  8C.        NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 8A or any such declaration shall be rescinded and annulled pursuant to paragraph 8B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

  8D.        OTHER REMEDIES.  If any Event of Default or Default shall occur and be continuing, (i) the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Subordinated Note Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Subordinated Note Documents or in aid of the exercise of any power granted in this Agreement or the other Subordinated Note Documents, and (ii) both the Collateral Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. No remedy conferred in this Agreement or the other Subordinated Note Documents upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter exist ing at law or in equity or by statute or otherwise.

  PARAGRAPH  9.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

  9. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

  9A.        ORGANIZATION AND QUALIFICATION.  Each of the Transaction Parties is
a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as a foreign corporation. The Company has no Subsidiaries other than the Subsidiaries listed on Schedule 9A, each of which is a Wholly Owned Subsidiary of the Company. The execution, delivery and performance by the Company of the Notes, the Warrants, this Agreement, the other Subordinated Note Documents and the Acquisition Documents to which it is a party, and the execution, delivery and performance by each of the other Transaction Parties of the Subordinated Note Documents and Acquisition Documents to which it is a party, are within the Company's and the other Transaction Parties' respective corporate powers and have been duly authorized by all necessary corporate action.

  9B.        FINANCIAL STATEMENTS.  The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1997, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the six months ended December 31,1997, all reported on by Hein + Associates, LLP;
(ii) consolidated balance sheets of the Company and its Subsidiaries as at June 30 in each of the years 1996 and 1997 and consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on each such date, reported on by Hein + Associates, LLP; and (iii) consolidated balance sheets of the Company and its Subsidiaries as of March 31, 1998, and consolidated statements of income, stockholders' equity and cash flows for the three months ended March 31, 1998, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed through out the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no Material Adverse Effect since December 31, 1997.

  9C.        ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, if adversely determined, might result in a liability of greater than $100,000 or might otherwise result in any Material Adverse Effect. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note, any Warrant, any of the other Subordinated Note Documents or any of the Acquisition Documents.

  9D.         OUTSTANDING INDEBTEDNESS.  Neither the Company nor any of its
Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6A and 6C(2), all of which Indebtedness is described in Schedule 9D attached hereto. There exists no default under (and no waiver of default is currently in effect with respect to) the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

  9E.        TITLE TO PROPERTIES.  The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1997 referred to in paragraph 9B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

  9F.        POSSESSION OF FRANCHISES, LICENSES.  The Company and each of its
Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its respective properties and assets, and none of the Company or any of its Subsidiaries is in violation of any thereof in any material respect.

  9G.        TAXES.  The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the Knowledge of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

  9H. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of this Agreement, the Notes, the Warrants, the other Subordinated Note Documents or the Acquisition Documents, nor the offering, issuance and sale of the Notes and the Warrants, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the Warrants, the other Subordinated Note Documents or the Acquisition Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens created under the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 9H attached hereto.

  9I.        AUTHORIZED CAPITAL STOCK.  The authorized capital stock of the
Company consists of 50,000,000 shares of common stock, $0.00001 per share par value, and 5,000,000 shares of preferred Stock, $0.00001 per share par value. The outstanding capital stock of the Company consists of 32,331,517 shares of Common Stock and the Existing Preferred Stock. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than (a) the Warrants and (b) the agreements described in
Schedule 9I attached hereto. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized, and such shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and nonassessable shares.

  9J.        OFFERING OF THE SECURITIES.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Securities or any similar security of the Company for sale to, or solicited any offers to buy the Securities or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of section 5 of the Securities Act or to any similar provisions of any securities or Blue Sky law of any applicable jurisdiction.

  9K.        USE OF PROCEEDS.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Securities will be used as set forth in Schedule 9K. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

  9L.        ERISA.  No accumulated funding deficiency (as defined in section
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be a Material Adverse Effect. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the Securities will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 10B.

  9M.        GOVERNMENTAL CONSENT.  Neither the nature of the Company or of any
Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Securities is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities and the possible requirement that a filing be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with an exercise of the Warrants) in connection with the execution and delivery of this Agreement, the other Subordinated Note Documents or the Acquisition Documents and the offering, issuance, sale or delivery of the Securities or fulfillment of or compliance with the terms and provisions of this Agreement, the Registration Rights Agreement or the Participation Rights Agreement or of the Securities.

  9N.        ENVIRONMENTAL COMPLIANCE.  The Company and its Subsidiaries and all
of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

  9O.        FISCAL YEAR.  The fiscal year of the Company and each of its
Subsidiaries ends as of December 31 of each year.

  9P.        DISCLOSURE.  Neither this Agreement, the other Subordinated Note
Documents nor any other document, certificate or statement furnished to you by or on behalf of the Company in connec tion herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which constitutes a Material Adverse Effect or in the future may (so far as the Company can now foresee) constitute a Material Adverse Effect and which has not been set forth in this Agreement, the other Subordinated Note Documents or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The pro forma financial projections dated as of June 3, 1998 and previously delivered to you by the Company are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

  9Q.        INVESTMENT COMPANY ACT.  Neither the Company, any of its
Subsidiaries nor any Person controlling the Company or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

  9R.        ACQUISITION REPRESENTATIONS AND WARRANTIES.  To induce you to enter into this Agreement and to purchase the Securities, the Company agrees that you shall be entitled to rely upon each of the representations and warranties of the Company or any of its Subsidiaries set forth in any of the Acquisition Documents as fully as if set forth in this Agreement.

  PARAGRAPH  10.  REPRESENTATIONS OF THE PURCHASER.

  10. REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

  10A.        NATURE OF PURCHASE.  You are not acquiring the Securities to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

  10B.        SOURCE OF FUNDS.  No part of the funds being used by you to pay the purchase price of the Securities being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 10B the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

 PARAGRAPH  11.  DEFINITIONS.

  11. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and elsewhere in this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  11A.        YIELD MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 8A, as the context requires.

     "DESIGNATED SPREAD" shall mean, (i) with respect to the Called Principal of any Note that is prepaid pursuant to paragraphs 4B(2) or 4C, 2.50% (250 basis points), and (ii) in all other cases 1.00% (100 basis points).

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean the sum of the Designated Spread and the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate (or such other display as may replace Page 678 on the Bridge Telerate for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, (a) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities and (b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 8A, as the context requires.

     "YIELD MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield Maintenance Amount shall in no event be less than zero.

  11B.        OTHER TERMS.

     "ACQUIRED COMPANY" shall mean Elmagco, Inc., a Delaware corporation doing business as Baylor Company.

     "ACQUISITION" shall mean the purchase of all of the issued and outstanding capital stock of the Acquired Company by the Company, pursuant to the Acquisition Documents.

     "ACQUISITION AGREEMENT" shall mean the Stock Purchase Agreement dated as of June 22, 1998 by and among the Company, the Acquired Company and Begemann, Inc., a Delaware corporation as the same has been amended prior to the Date of Closing.

     "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreement and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person which are required by the terms of the Acquisition Agreement to be delivered to consummate the Acquisition, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatement or substitutions from time to time of all or any of the foregoing.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

       "AGREEMENT" means this Subordinated Note and Warrant Purchase Agreement, as it may from time to time be amended, modified, restated or supplemented.

     "ASSET DISPOSITION" shall mean, with respect to the Company or any Subsidiary, any transaction or series of related transactions in which such Person sells, conveys, transfers or leases

(as lessor) or parts with control of (collectively, for purposes of this definition, a "transfer"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than transfers of cash or cash equivalents; provided, that a sale of equipment by the Company or any of its Subsidiaries shall not be an Asset Disposition if (i) at the time of such sale the Company or such Subsidiary intends in good faith to replace the equipment so sold with similar equipment of the same or greater Fair Market Value, (ii) within 60 days of such sale the Company or such Subsidiary actually replaces the equipment so sold with similar equipment of the same or greater Fair Market Value, and (iii) such sale comports with the past business practices of the Company or such Subsidiary.

     "ASSIGNED LOAN DOCUMENTS" shall mean any and all credit agreements, loan agreements, promissory notes, assignment agreements, option agreements, subordination agreements and guaranty agreements executed in connection with the incurrence or maintenance of the Indebtedness of the Company or any Transaction Party to Geneva Associates, L.L.C., Main Street Merchant Partners II, L.P., Larry H. Ramming or Prudential Securities Credit Corporation, and any and all security agreements, pledge agreements, mortgages or deeds of trust, financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time to secure the Indebtedness incurred pursuant to the foregoing and the obligations owed to any lenders in connection therewith and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by any Transaction Party or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements, supplements and other modifications to any of the foregoing.

     "BANK" shall mean a financial institution, reasonably acceptable to the Required Holders, that is designated as the "lead lender" (or fulfills a similar role) pursuant to the Credit Agreement and its successors and assigns with respect to the Credit Agreement.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 8A.

     "BRIDGE LOAN AGREEMENT" shall mean, that certain Senior Loan Agreement (Bridge Facility), dated as of July 6, 1998, as amended by that certain First Amendment to Senior Loan Agreement (Bridge Facility), dated as of July 23, 1998, between the Company and you, as the same may be further amended, supplemented and otherwise modified from time to time.

     "BRIDGE LOAN DOCUMENTS" shall mean the Bridge Loan Agreement and all promissory notes, guaranty agreements, security agreements, pledge agreements, mortgages or deeds of trust, financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time to secure the Indebtedness incurred pursuant to the Bridge Loan Agreement and the obligations owed to any lenders in connection with the Bridge Loan Agreement and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by any Transaction Party or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements, supplements and other modifications to any of the foregoing.

     "BUSINESS DAY" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday in the States of New York or New Jersey).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CHANGE IN CONTROL" shall mean (i) the acquisition (other than an acquisition by the heirs, legatees, descendants, or blood relatives of a shareholder as a result of the death of such shareholder) by (a) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Date of the Closing) or (b) related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Date of the Closing), of beneficial ownership of 25% or more of the outstanding shares of Voting Stock of the Company or (ii) an event or series of events that results in the resignation or removal of a majority of (a) the Executive Officers or (b) the Board of Directors of the Company.

     "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     "COLLATERAL" shall mean the collateral described in the Security Documents which secures payment of the Notes and payment, performance and observance of the obligations of the Company and its Subsidiaries under this Agreement and the other Subordinated Note Documents.

     "COLLATERAL AGENT" shall mean (i) The Prudential Insurance Company of America, in its capacity as Collateral Agent for the holders of Notes, as provided under documentation, if any, satisfactory to the Required Holders or
(ii) any financial institution that is mutually acceptable to the Required Holders and the Company that is designated as the Collateral Agent.

     "COMMON STOCK" shall have the meaning specified in paragraph 1B.

     "CONFIDENTIAL INFORMATION" shall mean any material non-public information regarding the Company or any of its Subsidiaries that is marked by the Company as confidential and is provided to the holder of a Note, any Person that purchases a participation in a Note or any offeree of a Note or of a participation therein pursuant to this Agreement, other than information (i) that was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure, (ii) that subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or (iii) that otherwise becomes known to such holder, such Person or such offeree other than through disclosure by the Company or any Subsidiary.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (i) all interest and prepayment charges in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps) deducted in determining consolidated net income for such period, together with all interest capitalized or deferred during such period and not deducted in determining consolidated net income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "CONSOLIDATED NET INCOME" shall mean, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries, in accordance with GAAP.

     "CONSOLIDATED CURRENT ASSETS" shall mean, on any date as of which the amount thereof is to be determined, the total assets of the Company and its Subsidiaries which would be shown as current assets on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time.

     "CONSOLIDATED CURRENT LIABILITIES" shall mean, on any date as of which the amount thereof is to be determined, the total liabilities of the Company and its Subsidiaries which would be shown as current liabilities on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time.

     "CONSOLIDATED NET WORTH" shall mean, on any date as of which the amount thereof is to be determined, the sum of the following for the Company and its
Subsidiaries, determined on a consolidated basis in accordance with GAAP:   (i)
the amount of stated capital (less cost of treasury shares) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

     "CONSOLIDATED TANGIBLE ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries minus the net book amount of all Intangibles of the Company and its Subsidiaries (after deducting any reserves applicable thereto).

     "CONTEMPLATED PREFERRED STOCK" shall mean the preferred stock that is issued, in an amount and upon such other terms satisfactory to the Required Holders, pursuant to the Contemplated Preferred Stock Documents.

     "CONTEMPLATED PREFERRED STOCK AGREEMENT" shall mean an agreement, in form and substance satisfactory to the Required Holders, by and among the Company and Halliburton Company ("HALLIBURTON"), or some other purchaser which purchaser is reasonably satisfactory to the Required Holders, pursuant to which the Company will issue the Contemplated Preferred Stock to Halliburton or such other purchaser.

     "CONTEMPLATED PREFERRED STOCK DOCUMENTS" shall mean the Contemplated Preferred Stock Agreement, the certificate of designation with respect to the Contemplated Preferred Stock, and all other written agreements, documents, instruments and certificates, all in form and substance satisfactory to the Required Holders, that have been or will be executed and delivered by any Person which are required by the terms of the Contemplated Preferred Stock Agreement to be delivered to consummate the purchase and sale of the Contemplated Preferred Stock, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatement or substitutions from time to time of all or any of the foregoing.

     "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

     "CONVERTIBLE SECURITIES" shall mean any debt instrument that is by its terms convertible, in whole or in part, into an equity interest in the Company or any of its Subsidiaries.

     "CREDIT AGREEMENT" shall mean a credit agreement, in form and substance satisfactory to the Required Holders, by and among the Company, the Bank, you and the other lenders or parties from time to time party thereto that is entered into in replacement of the Bridge Facility, as such credit agreement may be amended, supplemented and otherwise modified from time to time.

     "CREDIT AGREEMENT DOCUMENTS" shall mean the Credit Agreement and all promissory notes, guaranty agreements, security agreements, pledge agreements, mortgages or deeds of trust, financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time to secure the Indebtedness incurred pursuant to the Credit Agreement and the obligations owed to any lenders in connection with the Credit Agreement and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by any Transaction Party or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements, supplements and other modifications to any of the foregoing.

     "DOMESTIC SUBSIDIARY" shall mean any Subsidiary that is organized under the laws of the United States, one of the several states thereof or the District of Columbia.

     "EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in the determination of Consolidated Net Income, (a) all provisions for federal, state and other income tax, (b) Consolidated Interest Expense and (c) provisions for depreciation and amortization, provided however, that so long as the Company shall have delivered to the holder of each Note financial information in form and substance satisfactory to the Required Holders regarding the Property acquired which disclose the prior operating results of such Property, the pro forma effect of any acquisition by the Company or any of its Subsidiaries of any Subsidiary during such 12-month period may (in the reasonable discretion of the Required Holders) be included in EBITDA for the Company or such Subsidiary as if such acquisition occurred on the first day of such period.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXECUTIVE OFFICER" shall mean the chairman of the board, chief executive officer, president, chief operating officer, chief financial officer or chief accounting officer of the Company.

     "EXISTING PREFERRED STOCK" shall mean the 196,000 shares of 10% Junior Redeemable Convertible Preferred Stock of the Company that has been issued as of the Date of Closing pursuant to the Certificate of Designation of Rights and Preferences Relating to 10% Junior Redeemable Convertible Preferred Stock.

     "FAIR MARKET VALUE" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "GAAP" shall have the meaning specified in paragraph 11B.

     "GOVERNMENTAL AUTHORITY" shall mean any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the holder of any Note, any Transaction Party or their respective Property.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "GUARANTY AGREEMENTS" shall mean the Senior Subordinated Guaranty Agreements, dated as of July 23, 1998, made by each Domestic Subsidiary of the Company, each in favor of you and all subsequent holders of the Notes, substantially in the form of Exhibit E attached hereto, and any Senior Subordinated Guaranty Agreement hereafter executed by any Subsidiary as contemplated under paragraph 5J, as each may be amended, restated, supplemented and otherwise modified from time to time.

     "HAZARDOUS SUBSTANCE" shall mean petroleum products and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

     "INDEBTEDNESS" shall mean, with respect to any Person or consolidated group of Persons, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person or consolidated group of Persons as of the date on which Indebtedness is to be determined; (ii) all indebtedness secured by any Lien on, or payable out of the proceeds of production from, any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed; (iii) redemption obligations in respect of mandatorily redeemable preferred stock; (iv) Swaps;
(v) unfunded pension liabilities; (vi) obligations as an account party in respect of letters of credit; and (vii) Guarantees of Indebtedness of other Persons of the types described in the foregoing clauses (i) through (vi).

      "INTANGIBLES" shall include, without limitation, (i) deferred charges;
(ii) the amount of any write-up in the book value of any acquired assets in excess of fair market value and (iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles.

     "INVESTMENT" shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than accounts arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person.

     "KNOWLEDGE" of the Company shall mean the actual knowledge of any Executive Officer.

     "LEGAL REQUIREMENT" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

     "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any production payment, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the ability of the Company or any of its Subsidiaries to perform its obligations under any Subordinated Note Document to which it is a party or on the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its Subsidiaries on a consolidated basis.

     "MATERIAL PUBLIC OFFERING" shall mean any offering of securities of the Company that is registered (otherwise than on Form S-4 or S-8 or their successor forms) under the Securities Act and that generates a least $25,000,000 in net cash proceeds for the Company. The term "NET CASH PROCEEDS" as used in this definition of Material Public Offering shall mean an amount equal to the difference of (i) the aggregate amount of the consideration actually received by the Company in respect of the offering contemplated by the preceding sentence of this definition (valued at the Fair Market Value of such consideration at the time of the consummation of such offering) minus (ii) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company in connection with such offering.

     "MORTGAGES" shall mean the mortgages, deeds of trust or other real estate security documents executed, acknowledged and delivered by the Company or one or more of its Subsidiaries, whether (i) as of the Date of Closing and substantially in the form of Exhibit F attached hereto or (ii) after the Date of Closing as contemplated under paragraph 5J and substantially in the form of Exhibit F attached hereto, pursuant to which mortgage liens in and to the Collateral described therein shall be provided in favor of the Collateral Agent, and any and all amendments, restatements, supplements and other modifications to any of the foregoing.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET EQUITY PROCEEDS" shall mean the aggregate sum of (i) the net proceeds received after the Date of Closing by the Company from the sale of Common Stock or other equity interests, plus (ii) the net proceeds received after the Date of Closing by the Company upon (a) the exercise of the Warrants, or any other warrants, options or similar instruments issued by the Company and (b) the conversion of any Convertible Securities into Common Stock or other equity interests in the Company. The term "NET PROCEEDS" as used in this definition of Net Equity Proceeds shall mean an amount equal to the difference of (y) the aggregate amount of the consideration actually received by the Company in respect of a sale, exercise or conversion contemplated by clauses (i) or (ii) of this definition (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, exercise or conversion) minus (z) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company in connection with such sale, exercise or conversion.

     "NOTES" shall have the meaning specified in paragraph 1A.

     "OBLIGATIONS" shall mean, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Notes outstanding on such date, plus (ii) all other outstanding liabilities, obligations and Indebtedness of any Transaction Party under this Agreement, any Note, the Guaranty Agreements, the Security Documents or any of the other Subordinated Note Documents on such date.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of a Transaction Party by its President, one of its Vice Presidents or its Treasurer.

     "PARTICIPATION RIGHTS AGREEMENT" shall mean the Participation Rights Agreement, dated of even date herewith, substantially in the form of Exhibit G attached hereto, by and among you, the Company and certain holders of the Company's common stock as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED INVESTMENTS" shall mean: (i) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year; (ii) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Ratings Services with maturities of not more than 180 days, (iii) certificates of deposit or repurchase obligations issued by any U.S. domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to you, all of the foregoing not having a maturity of more than one year from the date of issuance thereof, and (iv) the 50% of the Voting Stock of Schottel owned by the Acquired Company on the Date of Closing.

     "PERMITTED SUBORDINATED DEBT" shall mean subordinated Indebtedness of the Company (and Guarantees thereof by any Domestic Subsidiary) that (i) has principal payments and prepayments due on the same dates and in the same relative amounts as the Notes, (ii) is pari passu with the Indebtedness incurred pursuant to this Agreement or the Guaranty Agreements, as applicable, (iii) is issued on terms (including, without limitation, interest rate, yield and voting rights) substantially identical to the terms of this Agreement and the Guaranty Agreements, respectively, (iv) the issuance of which does not violate any term or covenant of this Agreement or any other Subordinated Note Document and (v) in connection therewith, the Required Holders and each Person to which the Company has issued such subordinated Indebtedness shall have entered into an intercreditor agreement with respect to such subordinated Indebtedness in form and substance reasonably satisfactory to the Required Holders.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "PLEDGE AGREEMENTS" shall mean (i) the Third Amendment to Stock Pledge Agreement dated as of July 23, 1998, executed and delivered by the Company, (ii) the Second Amendment to Stock Pledge Agreement dated as of July 23, 1998, executed and delivered by IWC Services, Inc., (iii) the Stock Pledge Agreement, dated as of July 23, 1998, substantially in the form of Exhibit H attached hereto, executed and delivered by the Acquired Company, and (iv) all stock pledge agreements hereafter executed by any Subsidiary as contemplated under paragraph 5J, as each may be amended, restated, supplemented and otherwise modified from time to time.

     "PREFERRED DIVIDENDS" shall mean, with respect to any period, dividends or other charges in respect of shares of the capital stock of the Company that are entitled to preference or priority over any other shares of the capital stock of the Company in respect of payment of dividends or distribution of assets upon liquidation.

     "PRIORITY DEBT" shall mean, at any time, without duplication, an amount equal to the sum of the amount of all Indebtedness of Subsidiaries, other than Indebtedness in the form of Guarantees in respect of Indebtedness of the Company outstanding pursuant to the applicable Senior Loan Agreement or this Agreement or the agreement pursuant to which Permitted Subordinated Debt is outstanding (in each case, whether or not secured by any Lien), outstanding at such time plus the amount of all Indebtedness of the Company and its Subsidiaries outstanding at such time that is secured by one or more Liens not otherwise permitted under clauses (i), (ii), (iv) or (vi) of paragraph 6C(1).

     "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "PROPOSED PREPAYMENT DATE" shall have the meaning specified in clause (iii) of paragraph 4C.

     "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated of even date herewith, substantially in the form of Exhibit I attached hereto, by and between you and the Company as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

       "REQUIREMENTS OF ENVIRONMENTAL LAW" shall mean all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of a Transaction Party.

     "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of any capital stock or equity equivalent (except, in the case of a Subsidiary, dividends or other payments or distributions in respect of its capital stock to the Company or a Wholly Owned Subsidiary) or (ii) the distribution on account of the purchase, redemption or other retirement of any such capital stock (except, in the case of a Subsidiary, purchases, redemptions or other retirements of its capital stock from the Company or a Wholly Owned Subsidiary), provided, however, that so long as no Default or Event of Default is then exiting or would result therefrom, (a) the declaration and payment of any dividends to be paid in respect of the Existing Preferred Stock or the Contemplated Preferred Stock, (b) the redemption, if any, of the Existing Preferred Stock prior to the nine month anniversary of the issuance thereof (as contemplated by subparagraph 4A of the Certificate of Designation of Rights and Preferences Relating to the Existing Preferred Stock) or (c) the declaration and payment of dividends in respect of common stock payable solely in common stock, shall not constitute Restricted Payments.

     "SALE-LEASEBACK TRANSACTION" shall have the meaning specified in paragraph 6C(8).

     "SCHEDULED PRINCIPAL PAYMENTS" shall mean scheduled principal payments due with respect to Indebtedness of the Company or any of its Subsidiaries (other than any amounts due upon the maturity of the Senior Loan Agreement) whether such scheduled payment is due because of amortization or maturity of such Indebtedness.

     "SCHOTTEL" shall mean Schottel, Inc., a Delaware corporation.

     "SECURITIES" shall mean the Notes and the Warrants.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY AGREEMENTS" shall mean the Third Amendments to Security Agreement, each dated as of July 23, 1998, and those Security Agreements substantially in the form of Exhibit J attached hereto, executed and delivered by each of the Transaction Parties respectively in favor of the Collateral Agent, and all security agreements hereafter executed by any Subsidiary as contemplated under paragraph 5J, as each may be amended, restated, supplemented and otherwise modified from time to time.

     "SECURITY DOCUMENTS" shall mean the Security Agreements, the Pledge Agreements, the Mortgages and all financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time to secure the Notes and the obligations owed to the holders of Notes in connection therewith, and any and all amendments, supplements and other modifications thereto.

     "SENIOR LENDER" shall mean (i) initially, you, in your capacity as a lender under the Bridge Loan Agreement, and (ii) upon termination of the Bridge Loan Agreement and the effectiveness of the Credit Agreement, the Bank, in its capacity as a lender under the Credit Agreement, you, in your capacity as a lender under the Credit Agreement, and any other lender or lenders from time to time party to the Credit Agreement.

     "SENIOR LOAN AGREEMENT" shall mean (i) initially, the Bridge Loan Agreement and (ii) upon termination of the Bridge Loan Agreement and the effectiveness of the Credit Agreement, the Credit Agreement.

     "SENIOR LOAN DOCUMENTS" shall mean (i) initially, the Bridge Loan Documents and (ii) upon termination of the Bridge Loan Agreement and the effectiveness of the Credit Agreement, the Credit Agreement Documents.

     "SIGNIFICANT FOREIGN SUBSIDIARY" shall mean, at any time, any Subsidiary that is not a Domestic Subsidiary and that accounts for 5% or more of (i) the Company's and its Subsidiaries' total assets, determined in accordance with GAAP, at such time, (ii) EBITDA (a) for the fiscal year most recently ended or
(b) for the current fiscal year (as reasonably estimated by the Company in good faith) or (iii) Consolidated Net Worth at such time.

     "SIGNIFICANT HOLDER" shall mean (i) you, so long as you shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

     "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary that accounts for 10% or more of (i) the Company's and its Subsidiaries' total assets, determined in accordance with GAAP, at any time, (ii) EBITDA (a) for the fiscal year most recently ended or (b) for the current fiscal year (as reasonably estimated by the Company in good faith) or (iii) Consolidated Net Worth at any time.

     "SUBORDINATED NOTE DOCUMENTS" shall mean this Agreement, the Notes, the Warrants, the Participation Rights Agreement, the Registration Rights Agreement, the Guaranty Agreements, the Security Documents and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by any Transaction Party or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements, supplements and other modifications to any of the foregoing.

     "SUBSIDIARY" shall mean (i) any corporation, at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries (including, without limitation, the Acquired Company), and (ii) any partnership, limited liability company, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by the Company, either directly or through Subsidiaries (unless such entity can and does ordinarily take major business actions without the prior approval, direct or indirect, of the Company), provided, however, that notwithstanding anything to the contrary contained in the foregoing, the term Subsidiary shall not include Schottel, as long as the Company, either directly or through Subsidiaries, does not own more than 50% of the total combined voting power of all classes of Voting Stock of Schottel.

     "SWAPS" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TERMINATION EVENT" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "TOTAL DEBT" shall mean the total Indebtedness of the Company and its Subsidiaries on a consolidated basis, provided, that Total Debt shall not include (i) Indebtedness of the Company and its Subsidiaries permitted by clause
(iii) of paragraph 6C(2) and (ii) until the earlier of (a) the date on which the Indebtedness under the Bridge Loan Agreement is paid in full and (b) January 6, 1999, $7,000,000 principal amount of Indebtedness owing by the Company to Larry
H. Ramming.

     "TRANSACTION PARTIES" shall mean the Company, its Domestic Subsidiaries and the Acquired Company.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note or Warrant purchased by you under this Agreement.

     "TRIBUNAL" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

     "VOTING STOCK" shall mean securities or other equity interest of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

     "WARRANTS" shall have the meaning specified in paragraph 1B.

     "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary all of the equity interests (except directors' qualifying shares) of which are owned, directly or indirectly, by the Company or other Wholly Owned Subsidiaries.

  11C.        ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 9B.

  PARAGRAPH  12.  MISCELLANEOUS.

  12. MISCELLANEOUS.

  12A.        NOTE PAYMENTS.  So long as you shall hold any Note, the Company will make payments of principal of, interest on and Yield Maintenance Amount, if any, with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as you have made in this paragraph 12A.

  12B.         EXPENSES.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you, any Transferee and the Collateral Agent harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you, such Transferee and the Collateral Agent in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Subordinated Note Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you, such Transferee and the Collateral Agent in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Securities or the other Subordinated Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Subordinated Note Documents or the transactions contemplated hereby or thereby, or by reason of your or such Transferee's having acquired any Note or Warrant, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or Warrant or portion thereof or interest therein by you or any Transferee, the payment of any Note or Warrant, the enforcement, amendment or waiver of any provision of this Agreement or the other Subordinated Note Documents, and the termination of this Agreement or any of the other Subordinated Note Documents.

  12C.        CONSENT TO AMENDMENTS.  This Agreement and any of the other
Subordinated Note Documents may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Securities at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Securities shall have been marked to indicate such consent, but any Securities issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Securities nor any delay in exercising any rights hereunder or under any Securities shall operate as a waiver of any rights of any holder of such Securities. As used herein and in the Securities, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

  12D.        FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.
The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

  12E.        PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

  12F.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.  All
representa tions and warranties contained herein or in the other Subordinated Note Documents or otherwise made in writing by or on behalf of the Company and its Subsidiaries in connection herewith and therewith shall survive the execution and delivery of this Agreement, the Notes, the Warrants and the other Subordinated Note Documents, the transfer by you of any Note or Warrant or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Warrants and the other Subordinated Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

  12G.        SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

  12H.         DISCLOSURE TO OTHER PERSONS. Except as provided in the second sentence of this paragraph 12H, each holder and each Person that purchases a participation in a Note or any part thereof agrees that it will hold in confidence, in accordance with such procedures as such holder or Person applies generally to information of this kind, any Confidential Information provided by the Company or any Subsidiary; provided that such holder or Person will be free, after notice to the Company, to correct any false or misleading information which may become public concerning the relationship of such holder or Person to the Company. The Company acknowledges that the holder of any Note or Warrant may deliver copies of any financial statements and other documents or materials delivered to such holder, and disclose any other information disclosed to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement or the other Subordinated Note Documents to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note or Warrant, (iii) any Person to which such holder offers to sell such Note or Warrant or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note or Warrant, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party. Each holder agrees to use Confidential Information for internal purposes only.

  12I.        NOTICES.  All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4B) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing,
(ii) if to any other holder of any Note or Warrant, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note or Warrant which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 5151 San Felipe, Suite 450, Houston, Texas 77056, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note or Warrant in writing.

  12J.        PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

  12K.         SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

  12L.        GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 12C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

  12M.        WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

          (I) THE COMPANY AND EACH HOLDER OF SECURITIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS OR THE OTHER SUBORDINATED NOTE DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF THE SECURITIES OR THE COLLATERAL AGENT. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR YOU TO ENTER INTO THIS AGREEMENT.

          (II) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE OTHER SUBORDINATED NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF SECURITIES OR THE COLLATERAL AGENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH HOLDER OF SECURITIES HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO

     THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

  12N.        SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  12O.        DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  12P.        MAXIMUM INTEREST PAYABLE.  The Company, you and all other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12P shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

  12Q.        COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                 Very truly yours,

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.



                 By:______________________________________
                          Title:


The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:____________________________________
     Vice President

                               PURCHASER SCHEDULE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                                                                Aggregate Principal
                                                                                 Amount of Notes to
                                                                                    be Purchased        Note Denomination(s)
                                                                               ----------------------   --------------------
                                                                                      $30,000,000            $30,000,000
                                                                                                              (No. R-1)

                                                                                  Aggregate Number
                                                                                    of Shares of
                                                                                  Common Stock for
                                                                                 which Warrant is
                                                                               Initially Exercisable     Warrant Number
                                                                               ---------------------     --------------
                                                                                      3,165,396               WA-1
(1)  All payments on account of Notes held by such
     purchaser shall be made by wire transfer of
     immediately available funds for credit to:

     Account No. 890-0304-391
     The Bank of New York
     101 Barclay Street
     New York, New York
     (ABA No.:  021-000-018)

     Each such wire transfer shall set forth the name of the Company, a reference to "11.28% Senior Secured Subordinated Notes due July 23,
     2006, Security No. 099469 A * 9 !INV6115!", and the due date and application (as among principal, interest and Yield Maintenance
     Amount) of the payment being made.

(2)Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102

     Attention:  Investment Operations Group
     (Attention:  Manager)

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     2200 Ross Avenue, Suite 4200E
     Dallas, Texas  75201

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Investment Operations Group
     (201) 802-5260

(5)  Tax Identification No.:  22-1211670

                                                                     SCHEDULE 9A


                              LIST OF SUBSIDIARIES

                                                                     SCHEDULE 9D


                            EXISTING DEBT AND LIENS

                                                                     SCHEDULE 9H


                      LIST OF AGREEMENTS RESTRICTING DEBT

                                                                     SCHEDULE 9I


              LIST OF WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES

                                                                     SCHEDULE 9K


                                USE OF PROCEEDS

                                                                       EXHIBIT A


                                 [FORM OF NOTE]


                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

               11.28% SENIOR SUBORDINATED NOTE DUE JULY 23, 2006


No.______________                                                         [Date]
$________________                                               PPN 099469 A * 9


     FOR VALUE RECEIVED, the undersigned, BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________ ___________________________, or registered assigns, the principal sum of
_____________ ______________ DOLLARS ($______________) on July 23, 2006, with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance thereof at the rate of 11.28% per annum from the date hereof, payable quarterly on the 23rd day of October, January, April and July in each year, commencing with the October 23, January 23, April 23 or July 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) so long as an Event of Default (as defined in the Note Agreement referred to below) is continuing, on the unpaid balance thereof, any overdue payment of interest and any overdue payment of any Yield Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 2.0% over the rate of interest then in effect with respect to this Note or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of 11.28% Senior Subordinated Notes (the "NOTES") issued pursuant to a Subordinated Note and Warrant Purchase Agreement, dated as of July 23, 1998 (the "AGREEMENT"), between the Company and The Prudential Insurance Company of America, is entitled to the benefits thereof and is guaranteed by each of the Guaranty Agreements (as defined in the Agreement) and secured by each of the Security Documents (as defined in the Agreement) in favor of the Collateral Agent (as defined in the Agreement) for the benefit of the holders of the Notes. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of like tenor for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note is entitled to the benefits of the Security Documents and the Guaranty Agreements. This Note is subject to required and optional prepayment, in whole or from time to time in part, on the terms specified in the Note Agreement.

     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 12P of the Agreement shall control over any contrary provision of this Note.

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.


               BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.



               By:___________________________________
                         [Vice] President

                                                                       EXHIBIT B



                               [FORM OF WARRANT]

                                                                       EXHIBIT C



                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                                                                       EXHIBIT D



                        [FORM OF COMPLIANCE CERTIFICATE]

                                                                       EXHIBIT E



                          [FORM OF GUARANTY AGREEMENT]

                                                                       EXHIBIT F



                               [FORM OF MORTGAGE]

                                                                       EXHIBIT G



                    [FORM OF PARTICIPATION RIGHTS AGREEMENT]

                                                                       EXHIBIT H


                           [FORM OF PLEDGE AGREEMENT]

                                                                       EXHIBIT I


                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT J


                          [FORM OF SECURITY AGREEMENT]


                                      J-1